Exhibit 10.2

Execution Version

AMENDMENT NO. 1 TO

SENIOR UNSECURED BRIDGE CREDIT AGREEMENT

AMENDMENT NO. 1 TO SENIOR UNSECURED BRIDGE CREDIT AGREEMENT (this “Amendment”), dated as of September 13, 2016, is entered into by and among AVNET, INC., a New York corporation (the “Borrower”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the Lenders. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement (as defined below).

PRELIMINARY STATEMENTS:

(1) The Borrower, the Administrative Agent and the Lenders from time to time party thereto entered into that certain Senior Unsecured Bridge Credit Agreement, dated as of July 27, 2016 (such Senior Unsecured Bridge Credit Agreement, as in effect immediately prior to giving effect to this Amendment, the “Credit Agreement”).

(2) The Borrower has requested that the Lenders approve the amendment to the Credit Agreement set forth in this Amendment.

(3) In accordance with Section 10.01 of the Credit Agreement, the Administrative Agent, the Lenders and the Borrower have agreed, subject to the terms and conditions stated below, to amend the Credit Agreement as herein set forth.

SECTION 1. Amendments to Credit Agreement. Section 2.04(e) of the Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended and restated in its entirety, to read as follows:

“(e) In the event and on each occasion that the Borrower or any of its Subsidiaries enters into any term loan facility, the Commitments shall be automatically and permanently reduced ratably in an amount equal to 100% of the committed amount under such term loan facility (or, if less, by an amount equal to the aggregate amount of the Commitments then in effect), such reduction to be effective upon the effectiveness of the definitive documentation for such term loan facility and receipt by (x) the Administrative Agent of a notice from the Borrower that such term loan facility constitutes a Qualifying Term Loan Facility and (y) the Administrative Agent and the Cash Confirmation Advisor of evidence, in form and substance reasonably satisfactory to the Administrative Agent and the Cash Confirmation Advisor that the Borrower will have sufficient resources available to it following such reduction of the Commitments to complete the Target Acquisition (which may include, but is not limited to, the written consent of the Cash Confirmation Advisor prior to the date of such reduction). Such reduction shall be applied to the Tranche A-1 Commitments, and, if no Tranche A-1 Commitments are outstanding at such time, the Tranche B Commitments and, if no Tranche A-1 Commitments and no Tranche B Commitments are outstanding at such time, Tranche A-2 Commitments, in each case in accordance with the Lenders’ respective Applicable Percentages.”

SECTION 2. Reference to and Effect on the Loan Documents. On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, as specifically amended by this Amendment, and the other Loan Documents are, and shall continue to be, in full force and effect, and are hereby in all respects ratified and confirmed.

(c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document, nor shall it constitute a waiver of any provision of the Credit Agreement or any Loan Document.

(d) This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations and warranties under this Amendment may be a Default or Event of Default under other Loan Documents as provided therein.

SECTION 3. Conditions of Effectiveness. This Amendment shall become effective as of the first date upon which each of the conditions precedent set forth below in this Section 3 shall be satisfied or waived (such date, the “Amendment No. 1 Effective Date”):

(a) Amendment Documents. The Administrative Agent shall have received the following, each which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each dated the Amendment No. 1 Effective Date and each in form and substance satisfactory to the Administrative Agent:

i.	counterparts of this Amendment executed by the Lenders and a Responsible Officer of the Borrower, sufficient in number for distribution to the Administrative Agent and the Lenders; and

ii.	a certificate signed by a Responsible Officer of the Borrower certifying (A) that no Default or Event of Default as of the Amendment No. 1 Effective Date has occurred and is continuing and (B) that the representations and warranties of the Borrower contained in Article V of the Credit Agreement and each other Loan Document or in any document furnished under or in connection herewith or therewith are true and correct on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

SECTION 4. Expenses; Fees.

The Borrower shall pay within two Business Days from the Amendment No. 1 Effective Date any and all fees and expenses of the Administrative Agent, the Arranger, the Lenders and their respective Affiliates required to be paid before the Amendment No. 1 Effective Date.

SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants, as of the Amendment No. 1 Effective Date, that:

(a) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and, in the case of performance by the Borrower of the Credit Agreement as amended hereby, will not (A) contravene the terms of any of the Borrower’s Organization Documents; (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower is a party or to which the Borrower or the properties of the Borrower or any of its Subsidiaries is subject or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (C) violate any Law in any material respect, except, in the case of immediately preceding clauses (B) and (C), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect. The Borrower and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (B)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) This Amendment has been duly executed and delivered by the Borrower. This Amendment and the Credit Agreement as amended hereby constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their terms.

SECTION 6. Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Credit Agreement, as amended hereby, constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law. Jurisdiction. Waiver of Jury Trial This Amendment shall be governed by, and construed in accordance with, the law of the State of New York. The provisions of Section 10.14(b), (c) and (d) and Section 10.15 of the Credit Agreement are hereby incorporated mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Senior Unsecured Bridge Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

AVNET, INC. a New York corporation

By:	/s/ Kevin M. Moriarty
	Name:	Kevin M. Moriarty
	Title:	Senior Vice President and Chief Financial Officer

[SIGNATURE PAGE]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Robert Rittelmeyer
	Name:	Robert Rittelmeyer
	Title:	Vice President

BANK OF AMERICA, N.A., as Lender

By:	/s/ Arti Dighe
	Name:	Arti Dighe
	Title:	Vice President

[SIGNATURE PAGE]